                                                                      EXHIBIT 21

                        SCOPE INDUSTRIES AND SUBSIDIARIES
                             SUBSIDIARIES OF COMPANY

                               As of June 30, 2003

The wholly owned subsidiaries of the Company are as follows:

                                                                                                Jurisdiction
                                                                                                     Of
     Company Name                                                                               Incorporation
     ------------                                                                               -------------
Scope Products, Inc.                                                                             California
Scope Properties, Inc.                                                                           California
Scope Energy Resources, Inc.                                                                     Nevada
Scope Beauty Enterprises, Inc.                                                                   California

Wholly owned by Scope Products, Inc., a subsidiary of the Company:

                                                                                                Jurisdiction
                                                                                                     Of
     Company Name                                                                               Incorporation
     ------------                                                                               -------------
Dext Company of Colorado                                                                        Colorado
Dext Company of Maryland                                                                        Maryland
Dext Company of New Jersey                                                                      New Jersey
Dext Company of Texas                                                                           Texas
International Processing Corporation                                                            Georgia
International Transportation Service, Inc.                                                      Delaware
Recycle to Conserve, Inc.                                                                       California
Recycle to Conserve, TX, Inc.                                                                   Texas
ReConserve, Inc.                                                                                Georgia
ReConserve, Inc.                                                                                Illinois
ReConserve, Inc.                                                                                Indiana
ReConserve, Inc.                                                                                Kansas
ReConserve, Inc.                                                                                North Carolina
ReConserve, Inc.                                                                                Ohio
ReConserve, N.J., Inc.                                                                          New Jersey
Topnotch Foods, Inc.                                                                            California

All of the subsidiaries described above are included in the consolidated financial statements hereto annexed. Separate financial statements are not filed for any of the subsidiaries.

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